NI Holdings, Inc. Files First Quarter 2017 Results

FARGO, North Dakota, May 12, 2017 – NI Holdings, Inc. (NASDAQ: NODK) today reported its financial results for the first quarter ended March 31, 2017. Significant items included:

•	Net income attributable to NI Holdings of $4.7 million for first quarter of 2017 compared to $6.2 million for first quarter of 2016.
•	Net premiums earned of $32.8 million, an increase of 8.9% over first quarter 2016.
•	Earnings per share of $0.21 in first quarter of reporting as a public company.
•	Annualized GAAP ROE of 9.3%.
•	Total equity of $249.0 million as of March 31, 2017.

“We are pleased with our operating performance and our start as a new public company,” said Michael J. Alexander, President and CEO. “Our first quarter represents solid underwriting results in our property and casualty lines of business. While the bottom line differed greatly when compared to 2016, the first quarter of 2017 represented a more typical weather pattern and the levels of loss we would anticipate on an ongoing basis.”

Earnings Conference Call

The Company will not hold an earnings conference call for first quarter 2017. Our Quarterly Report on Form 10-Q as filed with the SEC is available on the Company’s website at http://www.niholdingsinc.com.

About the Company

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly owned stock subsidiary of NI Holdings.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also manages Battle Creek Mutual Insurance Company and reinsures 100% of the risk on all insurance policies issued by Battle Creek. NI Holdings’ financial statements are the consolidated financial results of Nodak Insurance, American West, Primero, and Battle Creek.

Safe Harbor Statement

Some of the statements included in this news release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contacts:

Brian Doom, Chief Financial Officer
701-298-4200
bdoom@nodakins.com

Timothy J. Milius, CPA, Vice President, Finance
701-298-4275
tmilius@nodakins.com

Media Contact:

Beth DuFault
701-298-4282
bdufault@nodakins.com